As filed with the Securities and Exchange Commission on January 15, 2010
Registration No. 333-61012
Registration No. 333-99683

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIGITAL LIGHTWAVE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4313013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5775 Rio Vista Drive
Clearwater, Florida 33760
(Address of Principal Executive Offices)

Digital Lightwave, Inc. 1997 Employee Stock Purchase Plan
Digital Lightwave, Inc. 2001 Stock Option Plan
(Full title of the plans)

Kenneth T. Myers
President and Chief Executive Officer
Digital Lightwave, Inc.
5775 Rio Vista Drive
Clearwater, Florida 33760
(Name and address of agent for service)
(727) 442-6677
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statements on Form S-8 (File No. 333-61012 and File No. 333-99683) filed by Digital Lightwave, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on May 16, 2001 and September 17, 2002 (the “Registration Statements”), which registered an aggregate of 5,631,931 and 3,300,000, respectively, shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable under the Digital Lightwave, Inc. 1997 Employee Stock Purchase Plan and the Digital Lightwave, Inc. 2001 Stock Option Plan.
This Post-Effective Amendment No. 1 to the Registration Statements shall become effective automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
On January 15, 2010, Optel Acquisition Corp., a Delaware corporation, consummated a “short-form” merger with and into the Company pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”).
As a result of the Merger, the Company has terminated all offerings of Common Stock pursuant to its existing registration statements, including the Registration Statements. Accordingly, the Company hereby files this Post-Effective Amendment No. 1 to the Registration Statements to remove from registration all shares of Common Stock registered under the Registration Statements that remain unissued and unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on January 15, 2010.

DIGITAL LIGHTWAVE, INC.

By:	/s/ Kenneth T. Myers
Kenneth T. Myers
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth T. Myers Kenneth T. Myers	President and Chief Executive Officer, and Interim Chief Accounting Officer (Principal Executive Officer, Financial and Accounting Officer)	January 15, 2010

/s/ Dr. Bryan J. Zwan	Chairman of the Board of Directors	January 15, 2010

Dr. Bryan J. Zwan

/s/ Robert Moreya	Director	January 15, 2010

Robert Moreya

/s/ Peter H. Collins	Director	January 15, 2010

Peter H. Collins

/s/ Gerald A. Fallon	Director	January 15, 2010

Gerald A. Fallon

/s/ Robert F. Hussey	Director	January 15, 2010

Robert F. Hussey

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